SECURITIES AND EXCHANGE COMMISSION
                       Washington, D. C. 20549

                             FORM 8-K

                          CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
                      _____________________

                Date of Report (Date of earliest
                 event reported) October 25, 1996


                NEW ENGLAND BUSINESS SERVICE, INC.
    (Exact name of registrant as specified in its charter)

    Delaware                        1-11427             04-2942374
    --------                        -------             ----------
(State or other jurisdiction        (Commission          (IRS Employer
of incorporation)                   File Number)         Identification No.)


       500 Main Street                             01471
   Groton, Massachusetts                           -----
   ---------------------                         (Zip Code)
(Address of principal executive offices)

                            (508) 448-6111
                            --------------
                   (Registrant's telephone number,
                   including area code)

                                N/A
                                ---
     (Former name or former address, if changed since last report)

Items 1-4. Not Applicable.

Item 5.    First Quarter Earnings Announced

           New England Business Service, Inc. announced earnings for the first quarter ended September 28, 1996.

	   For the first quarter, the Company's revenue amounted to $60,700,000 versus $63,800,000 in the same period last year.
	   Of the $3.1 million decline, $2.3 million was attributable to the repositioning of the Company's software product line, including the divestiture of One-Write Plus. Sales this quarter about equaled those in the fourth quarter of fiscal year 1996 and reflect more recent firmness in revenue results.

	   Earnings per share as reported were $0.05 and included exit costs of $0.21 in the quarter due to the previously announced discontinuation of manned print desks in Kinko's stores and certain other restructuring actions. Reported earnings per share in the first quarter of last year were $0.04 and included $0.34 in restructuring costs.

Item 6.    Not Applicable.

Item 7.    Exhibits.

           Exhibit No.            Description
           -----------            -----------
              (99)                Press release, dated October 25, 1996,
                                  issued by the Company.

Item 8.    Not Applicable.

                                 SIGNATURES
                                 ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                      NEW ENGLAND BUSINESS SERVICE, INC.
                                      (Registrant)

                                      By: /s/John F. Fairbanks
                                          ------------------------------
                                            John F. Fairbanks
                                            Vice President, Chief Financial
                                            Officer



Dated:    October 25, 1996